UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2013

CVR REFINING, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35781	37-1702463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas  77479

(Address of principal executive offices,
including zip code)

Registrant’s telephone number, including area code:   (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operation and Financial Condition

The disclosure required by this item and included under the caption “Preliminary Earnings” in Item 7.01 below is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

Distribution and Outlook

On July 26, 2013, CVR Refining, LP (the “Partnership”) issued a press release announcing a cash distribution for the quarter ended June 30, 2013, and the Partnership’s updated 2013 full year distribution outlook.  A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

The Partnership’s updated 2013 full year distribution outlook is $4.10 to $4.80 per common unit. The updated outlook is a result of current market conditions, primarily the decrease in the Group 3 2-1-1 crack spread, as well as increased RINs expense and a shutdown of the fluid catalytic cracking unit (FCCU) at the Coffeyville refinery. The Partnership expects the FCCU to be offline for approximately 25 to 30 days in the 2013 third quarter. Total crude throughput for the Coffeyville and Wynnewood refineries in the third quarter is expected to be between 170,000 barrels per day and 180,000 barrels per day.

The foregoing information contains forward-looking statements based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” and “Forward-Looking Statements” in the CVR Refining, LP Annual Report on Form 10-K and any other filings the Partnership makes with the Securities and Exchange Commission. The Partnership assumes no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Preliminary Earnings

Preliminary financial results of the Partnership for the quarter ended June 30, 2013 are included in the press release attached hereto as Exhibit 99.1.

The Partnership’s net sales decrease was primarily due to lower sales volume and lower product prices for gasoline in its petroleum refining business.  The decrease in Adjusted EBITDA was due largely to a decrease in refining margins adjusted for FIFO impact, which specifically includes increased costs associated with RINs.

The Partnership expects to report total crude oil throughput for the three months ended June 30, 2013 of approximately 193,201 bpd comprised of approximately 117,265 bpd for the Coffeyville refinery and approximately 75,936 bpd for the Wynnewood refinery. This compares to total crude oil throughput of 121,325 bpd for the Coffeyville refinery and 69,046 bpd for the Wynnewood refinery during the three months ended June 30, 2012.

The preliminary financial and operating results presented herein have been prepared by, and are the responsibility of, the Partnership’s management. These amounts reflect the current best estimates as of the date thereof and may be revised as a result of further review of the results and in connection with the review of the Partnership’s condensed consolidated financial statements. During the course of the preparation of the condensed consolidated financial statements and related notes, additional items that would require material adjustments to be made may be identified. Neither the Partnership’s accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these estimated results, nor have they expressed any opinion thereon.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

	By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer